UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2017

Commission File Number  001-33572

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	20-8859754
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 8 - Other Events

Item 8.01	Other Events

On October 6, 2017, a purported shareholder of Bank of Napa, N.A. (the “Bank”), Paul Parshall, filed a putative class action lawsuit in the United States District Court for the Northern District of California, entitled Parshall v. Bank of Napa, N.A., Case No. 3:17-cv-05773-RS (N.D. Cal. filed Oct. 6, 2017), alleging that the Bank and its directors violated Section 14(a) of the Securities Exchange Act of 1934 (“Exchange Act”), 15 U.S.C. § 78n(a), and Securities & Exchange Commission (“SEC”) Rule 14a-9, 17 C.F.R. § 240.14a-9, promulgated thereunder, in connection with a Form S-4 Registration Statement filed by Bank of Marin Bancorp (“Marin”) with the SEC on September 15, 2017 (“Registration Statement”), addressing a proposed merger of the Bank with Marin’s wholly owned subsidiary, Bank of Marin, previously announced on July 31, 2017.  Marin and its wholly owned subsidiary, Bank of Marin, are named as defendants in the suit. Plaintiff alleges that the Bank and its directors failed to disclose in the Registration Statement (1) “information regarding the [Bank]’s financial projections, Marin’s financial projections, and the analyses performed by the [Bank]’s financial advisor, Sandler O’Neill & Partners, L.P. (‘Sandler’),” (2) “potential conflicts of interest of Sandler” and (3) “potential conflicts of interest of the [Bank]’s officers and directors.”  Plaintiff also alleges that the Bank’s directors and Marin are subject to “controlling person” liability under Section 20(a) of the Exchange Act, 15 U.S.C. § 78t(a).  Plaintiff purports to seek to enjoin consummation of the proposed merger or rescission thereof, an unidentified amount of rescissory damages, declaratory relief, additional disclosures, and costs and attorneys’ fees.  However, plaintiff has not yet served process on any of the defendants, complied with the notice requirements of 15 U.S.C. § 78u-4(a)(3)(A)(i), or filed any motion for injunctive or any other relief.  The stay of discovery and other proceedings imposed automatically by the PSLRA, 15 U.S.C. § 78u-4(b)(3)(B), is in place.  Defendants believe that plaintiff’s allegations lack merit and that all necessary disclosures were made, and they intend to defend against this action vigorously, including by filing, at an appropriate point in the proceedings, a motion to dismiss the action in its entirety for (among other things) failure to comply with the heightened pleading requirements of the PSLRA.

Notice to Bank of Napa, N.A., Shareholders

This 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with Marin’s proposed acquisition of Bank, Marin filed the Registration Statement with the SEC.  The Registration Statement was declared by the SEC to be effective on October 5, 2017, and a proxy statement/prospectus was distributed to the shareholders of Bank. SHAREHOLDERS OF BANK ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and security holders are be able to obtain the documents, including the proxy statement/prospectus, free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Marin are available free of charge by (1) accessing Marin’s website at www.bankofmarin.com under the “Investor Relations” link and then under the heading “SEC Filings,” or (2) writing to Bank of Marin Bancorp at 504 Redwood Blvd, Suite 100, Novato, CA 94947, Attention: Investor Relations.

The directors, executive officers and certain other members of management and employees of Bank may be deemed to be participants in the solicitation of proxies in favor of the acquisition from the shareholders of Bank. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed acquisition. Free copies of this document may be obtained as described in the preceding paragraph, or by writing to Bank of Napa, N.A., at 2007 Redwood Road, Suite 101, Napa, CA 94558, Attention: Mr. Tom LeMasters, President and CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 19, 2017	BANK OF MARIN BANCORP
		By:	/s/ Tani Girton
Tani Girton
Executive Vice President
and Chief Financial Officer